FOR IMMEDIATE RELEASE

EXHIBIT 99.1

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media

Helen Kendrick

408-240-5585

Helen.Kendrick@sunpowercorp.com

SunPower Reports Fourth-Quarter and Fiscal Year 2011 Results

Q4 2011 GAAP Revenue of $563 million, Non-GAAP Revenue of $749 million

2011 GAAP Revenue of $2.31 billion, Non-GAAP Revenue of $2.50 billion

SAN JOSE, Calif., Feb 16, 2012 – SunPower Corp. (NASDAQ: SPWR) today announced financial results for its 2011 fourth quarter and fiscal year ended January 1, 2012.

($ Millions except per-share data)	4th Quarter 2011		3rd Quarter 2011	4th Quarter 2010	2011		2010
GAAP Revenue	$563.4	(1)	$705.4	$937.1	$2,312.5	(1)	$2,219.2
GAAP gross margin	7.9%		10.8%	25.4%	9.9%		23.0%
GAAP net income (loss)	($83.1	)(2)	($370.8)	$152.3	($603.9	)(2)	$178.7
GAAP net income (loss) per diluted share	($0.84	)(2)	($3.77)	$1.44	($6.18	)(2)	$1.75
Non-GAAP gross margin(3)	12.4%		11.4%	26.6%	13.6%		24.8%
Non-GAAP net income per diluted share(3)	$0.16		$0.16	$1.36	$0.27		$1.85
Mega-Watts Produced	261		272	159	922		584

(1)	GAAP revenue excludes $186.4 million in revenue related to the construction of UPP project and construction activities.
(2)	Q4 2011 GAAP results include approximately $91.3 million in net, pre-tax charges and adjustments excluded from non-GAAP results. 2011 GAAP results include pre-tax charges and adjustments, net of approximately $607.0 million excluded from non-GAAP results.
(3)	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

“We finished the year with a better than expected fourth quarter, as demand for SunPower’s differentiated technology sold through our diversified downstream channels enabled us to reach annual records in both revenue and shipments,” said Tom Werner, SunPower president and CEO. “Operationally, we achieved both our panel production cost target and accelerated manufacturing step reduction program milestones. Research and development investment results included initial volume production of our Maxeon Gen 3 next generation cell technology with a maximum cell efficiency of 24 percent. As the market transitions, the companies with the strongest balance sheets will gain share. Our strategic partnership with Total SA solidifies SunPower as one of the leading companies in the industry today.

“In the fourth quarter, we benefitted from solid execution as we exceeded our non-GAAP outlook for revenue, gross margin and earnings per share. Our Utility and Power Plants (UPP) business continued to outperform as we met our project commitments and began major construction activities at the 250 megawatt (MW) California Valley Solar Ranch (CVSR) power plant project. Additionally, we completed the permitting process for our three contracts with Southern California Edison, totaling 711 MW. The associated power purchase agreements (PPAs), with pricing below the 2009 California market price referent, received California Public Utilities Commission (CPUC) approval last month. Our power plant construction and technology delivery schedules give us predictable cash flows and confidence in our multi-year financial plan. In the Residential and Commercial segment, we successfully managed through challenging industry conditions during the quarter. We maintained our leadership position in the U.S. market driven by strong demand for our recently introduced residential leasing product. Customers continue to choose SunPower for their rooftop systems due to our industry leading technology, competitive levelized cost of energy and superior product quality.

“With the completion of our acquisition of Tenesol SA in January 2012, we will expand our global channel footprint across the 18 countries where they do business today. Tenesol has an attractive differentiated building-integrated and off-grid product portfolio and a bankable reputation built on more than 500 MW of deployed systems globally. With Tenesol, SunPower is better positioned to drive market share growth and new market penetration,” concluded Werner.

Key milestones achieved by the company since the third quarter of 2011 include:

•	Began major construction activities at the 250 MW CVSR power plant and on track for phase 1 completion milestone

•	Received CPUC approval and conditional use permits for 711 MW of power plants under PPAs with Southern California Edison

•	Acquired Tenesol from Total, increasing Total ownership to 66 percent of SunPower

•	Signed 54-MW DC supply agreement with NRG Solar for delivery in 2011 and 2012 including 30-MW Oasis power system

•	Broke ground on 13.8-MW DC Naval Air Weapons Station China Lake – largest solar project in Navy history and first 20 year PPA with a Federal agency

•	Announced the first commercial contract of SunPower® C7 Tracker technology at Arizona State University under a PPA with SRP, an Ariz. utility

•	Launched the company’s first mass market residential lease program with our U.S. dealers – more than 2,500 leases signed by year-end 2011

•	Added Nissan and Orchard Supply Hardware to the company’s residential Alliance program

•	Finished 2011 with more than $658 million in available cash; retired $199 million of convertible debt in Q1 2012

“We exited 2011 with more than $683 million in available cash and liquidity, and continued to improve our working capital metrics in the fourth quarter,” said Dennis Arriola, SunPower CFO. “In 2012, our new reporting format will reflect our restructuring into a regional organization which will help reduce our operating expenses year over year. Looking forward, we have sufficient resources and liquidity to grow production, increase market share and implement our manufacturing step reduction roadmap, while meeting our 2012 financial plan.”

Fourth quarter GAAP results include pre-tax charges, expenses and adjustments totaling approximately $91.3 million, including a $39.4 million gross margin adjustment related to the timing of revenue recognition from UPP project and construction activities, a $21.6 million adjustment resulting from the sale of stock in the company’s Woongjin joint venture, $15.9 million in stock based compensation, non-cash interest expense and amortization of intangible expenses, $7.5 million of previously announced restructuring expenses and $7.3 million related to the write-down of third-party inventory. These charges are excluded from the company’s non-GAAP results. Additionally, fourth quarter GAAP results exclude approximately $186 million in revenue related to GAAP real estate accounting requirements.

2012 Financial Outlook

The company provided its first quarter 2012 consolidated non-GAAP guidance as follows: revenue of $500 million to $575 million, gross margin of 9% to 11%, net loss per diluted share of ($0.20) to ($0.05), capital expenditures of $45 million to $55 million, and MW recognized in the range of 190 MW to 210 MW. On a GAAP basis, the company expects revenue of $420 million to $495 million, gross margin of 7% to 10% and net loss per diluted share of ($0.60) to ($0.45).

For the fiscal year 2012, the company expects both GAAP and non-GAAP revenue of $2.6 billion to $3.0 billion and MW recognized to be in the range of 900 MW to 1,200 MW. SunPower remains committed to achieving break even or better non-GAAP profitability and a year-end unrestricted cash balance of more than $300 million, while investing in cost reduction initiatives.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its fourth quarter 2011 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower

SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “will”, “plan,” “ “demand for,” “continue to,” “well positioned,” “on track,” “agreement,” “continue to,” “looking forward,” “outlook,” “guidance,” “ expects,” “committed to,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding: (a) gaining share as the solar market transitions; (b) predictable cash flow and confidence in the multi-year financial plan; (c) demand for new residential leading product remaining strong; (d) customers continuing to choose SunPower for their rooftop systems; (e) expanding global channel footprint through the Tenesol acquisition; (f) SunPower and Tenesol being well-positioned to drive market share grown and new market penetration; (g) on track to complete construction on the California Valley Solar Ranch (CVSR) power plant; (h) agreement to deliver 54MW of systems to NRG Solar; (i) new reporting format will reflect a regional organization and reduce operating expenses; (j) having sufficient resources and liquidity to grow production, increase market share and implement manufacturing step reduction while meeting 2012 financial plan; (k) forecasted GAAP and non-GAAP Q1 2012 revenues, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income/loss per diluted share, capital expenditures and MW recognized, and forecasted GAAP and non-GAAP revenues for fiscal 2012; and (l) commitment to achieving break even or better non-GAAP profitability and year end unrestricted cash balance of more than $300 million. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) increasing supply and competition in the industry and lower average selling prices, impact on gross margins, and any revaluation of inventory as a result of decreasing ASP or reduced demand; (ii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, and the impact of such changes on our revenues, financial results, and any potential impairments or write off to our intangible assets, project assets, long-lived assets and goodwill; (iii) the company’s ability to meet its cost reduction plans and reduce it operating expenses; (iv) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items and third parties’ willingness to renegotiate or cancel above market contracts; (v) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (vi) the company’s ability to revise its portfolio allocation geographically and across downstream channels to respond to regulatory changes; (vii) the company’s ability to increase or sustain its growth rate; (viii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto; (ix) timeline for revenue recognition and impact on the company’s operating results; (x) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants, including the company’s success in completing the design, construction and maintenance of CVSR; (xi) fluctuations in the company’s operating results and its unpredictability; (xii) the availability of financing arrangements for the company’s projects and the company’s customers; (xiii) potential difficulties associated with operating the joint venture with AUO and the company’s ability to achieve the anticipated synergies from the Tenesol acquisition; (xiv) success in achieving cost reduction, and the company’s ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xv) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xvi) manufacturing difficulties that could arise;(xvii) the company’s ability to achieve the expected benefits from its relationship with Total; (xviii) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services; (xix) the company’s ability to protect its intellectual property; (xx) the company’s exposure to foreign exchange, credit and interest rate risk; (xxi) possible impairment or write off of goodwill. intangible assets, long-lived assets and project assets; (xxii) the success of our residential lease program; (xxiii) the assumptions and compliance with treasury grant guidance and timing and amount of cash grant ; (xxiv) possible consolidation of the joint venture AUO SunPower; and (xxv) other risks described in the company’s Annual Report on Form 10-K for the year ended January 2, 2011, Quarterly Reports on Form 10-Q for the quarters ended April 3, 2011, July 3, 2011, October 2, 2011 and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Jan. 1, 2012	Jan. 2, 2011
ASSETS

Cash and cash equivalents	$657,934	$605,420
Restricted cash and cash equivalents	79,555	256,299
Investments	9,145	38,720
Accounts receivable, net	390,262	381,200
Costs and estimated earnings in excess of billings	54,854	89,190
Inventories	397,262	313,398
Advances to suppliers	322,139	287,092
Prepaid expenses and other assets	656,895	371,228
Property, plant and equipment, net	607,456	578,620
Project assets—plants and land	58,857	46,106
Goodwill and other intangible assets, net	40,838	412,058

Total assets	$3,275,197	$3,379,331

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$416,615	$382,884
Accrued and other liabilities	387,180	268,836
Billings in excess of costs and estimated earnings	170,828	48,715
Bank loans	355,000	248,010
Convertible debt	619,978	591,923
Customer advances	228,086	181,529

Total liabilities	2,177,687	1,721,897

Stockholders’ equity	1,097,510	1,657,434

Total liabilities and stockholders’ equity	$3,275,197	$3,379,331

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,
	2012	2011	2011	2012	2011
Revenue:
Utility and power plants	$191,254	$324,542	$664,158	$1,064,144	$1,186,054
Residential and commercial	372,140	380,885	272,915	1,248,350	1,033,176

Total revenue	563,394	705,427	937,073	2,312,494	2,219,230

Cost of revenue:
Utility and power plants	169,496	285,537	487,148	967,076	908,326
Residential and commercial	349,634	343,766	212,211	1,117,214	801,011

Total cost of revenue	519,130	629,303	699,359	2,084,290	1,709,337

Gross margin	44,264	76,124	237,714	228,204	509,893

Operating expenses:
Research and development	16,210	12,664	14,095	57,775	49,090
Selling, general and administrative	76,355	76,329	88,265	319,719	321,936
Restructuring charges	7,458	637	—	21,403	—
Goodwill and other intangible asset impairment	—	349,758	—	349,758	—

Total operating expenses	100,023	439,388	102,360	748,655	371,026

Operating income (loss)	(55,759)	(363,264)	135,354	(520,451)	138,867

Other income (expense):
Gain on deconsolidation of consolidated subsidiary	—	—	—	—	36,849
Gain (loss) on change in equity interest in unconsolidated investee	—	—	(270)	322	28,078
Gain (loss) on sale of equity interest in unconsolidated investee	(5,052)	10,989	—	5,937	—
Gain on mark-to-market derivatives	12	472	6,879	343	35,764
Gain on share lending arrangement	—	—	24,000	—	24,000
Interest and other income (expense), net	(16,218)	(8,875)	(8,077)	(73,914)	(80,145)

Other income (expense), net	(21,258)	2,586	22,532	(67,312)	44,546

Income (loss) from continuing operations before income taxes and equity in earnings of unconsolidated investees	(77,017)	(360,678)	157,886	(587,763)	183,413

Provision for income taxes	(4,136)	(11,077)	(3,882)	(22,099)	(23,375)
Equity in earnings (loss) of unconsolidated investees	(1,929)	971	(4,128)	6,003	6,845

Income (loss) from continuing operations	(83,082)	(370,784)	149,876	(603,859)	166,883
Income from discontinued operations, net of taxes	—	—	2,375	—	11,841

Net income (loss)	$(83,082)	$(370,784)	$152,251	$(603,859)	$178,724

Net income (loss) per share of common stock:
Net income (loss) per share – basic:
Continuing operations	$(0.84)	$(3.77)	$1.56	$(6.18)	$1.74
Discontinued operations	—	—	0.02	—	0.13

Net income (loss) per share – basic	$(0.84)	$(3.77)	$1.58	$(6.18)	$1.87

Net income (loss) per share – diluted:
Continuing operations	$(0.84)	$(3.77)	$1.42	$(6.18)	$1.64
Discontinued operations	—	—	0.02	—	0.11

Net income (loss) per share – diluted	$(0.84)	$(3.77)	$1.44	$(6.18)	$1.75

Weighted-average shares:
- Basic	98,527	98,259	96,081	97,724	95,660
- Diluted	98,527	98,259	106,431	97,724	105,698

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,
	2012	2011	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$(83,082)	$(370,784)	$152,251	$(603,859)	$178,724
Less: Income from discontinued operations, net of taxes	—	—	2,375	—	11,841

Income (loss) from continuing operations	$(83,082)	$(370,784)	$149,876	$(603,859)	$166,883
Adjustments to reconcile income (loss) from continuing operations to net cash used in operating activities of continuing operations:
Stock-based compensation	8,908	11,848	16,308	46,736	54,372
Depreciation	22,653	30,315	26,512	106,632	102,192
Amortization of other intangible assets	1,055	6,682	10,438	21,669	38,477
Goodwill impairment	—	309,457	—	309,457	—
Other intangible asset impairment	—	40,301	—	40,301	—
Loss (gain) on sale of investments	—	—	802	191	(770)
Gain on mark-to-market derivatives	(12)	(472)	(6,879)	(343)	(35,764)
Non-cash interest expense	7,515	6,780	8,441	28,627	30,616
Amortization of debt issuance costs	930	1,462	14,396	5,126	18,426
Amortization of promissory notes	—	134	2,113	3,486	11,054
Loss (gain) on sale of equity interest in unconsolidated investee	5,052	(10,989)	—	(5,937)	—
Loss (gain) on change in equity interest in unconsolidated investee	—	—	270	(322)	(28,078)
Third-party inventories write-down	7,252	—	—	23,651	—
Project assets write-down	—	—	—	16,053	—
Gain on deconsolidation of consolidated subsidiary	—	—	—	—	(36,849)
Gain on share lending arrangement	—	—	(24,000)	—	(24,000)
Equity in (earnings) loss of unconsolidated investees	1,929	(971)	4,128	(6,003)	(6,845)
Deferred income taxes and other tax liabilities	2,230	1,224	(2,819)	1,370	15,889
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	48,674	(51,696)	(128,305)	87	(132,184)
Costs and estimated earnings in excess of billings	44,469	43,810	17,275	41,165	(63,444)
Inventories	23,844	(17,756)	(30,324)	(96,909)	(114,534)
Project assets	9,129	40,600	135,581	(34,113)	(10,687)
Prepaid expenses and other assets	(119,508)	(113,715)	74,255	(242,551)	(2,519)
Advances to suppliers	(25,575)	7,935	(97,732)	(35,110)	(96,060)
Accounts payable and other accrued liabilities	22,198	64,448	(61,140)	86,630	157,993
Billings in excess of costs and estimated earnings	107,141	16,825	32,322	121,486	33,591
Customer advances	49,082	6,114	98,604	47,384	90,643

Net cash provided by (used in) operating activities of continuing operations	133,884	21,552	240,122	(125,096)	168,402
Net cash provided by (used in) operating activities of discontinued operations	—	—	2,376	—	(1,593)

Net cash provided by (used in) operating activities	133,884	21,552	242,498	(125,096)	166,809

Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	146,955	(904)	(70,229)	176,744	(5,555)
Purchases of property, plant and equipment	(45,918)	(17,364)	(14,529)	(131,446)	(119,152)
Proceeds from sale of equipment to third-party	13	2	—	514	5,284
Cash decrease due to deconsolidation of consolidated subsidiary	—	—	—	—	(12,879)
Purchases of marketable securities	(218)	(8,962)	(40,132)	(9,180)	(40,132)
Proceeds from sales or maturities of available-for-sale securities	—	—	—	43,759	1,572
Cash paid for acquisitions, net of cash acquired	—	—	—	—	(272,699)
Cash received for sale of investment in joint ventures and other non-public companies	51,303	24,043	—	75,346	—
Cash paid for investments in joint ventures and other non-public companies	—	(30,000)	(14,001)	(80,000)	(17,799)

Net cash provided by (used in) investing activities of continuing operations	152,135	(33,185)	(138,891)	75,737	(461,360)
Net cash provided by investing activities of discontinued operations	—	—	—	—	33,950

Net cash provided by (used in) investing activities	152,135	(33,185)	(138,891)	75,737	(427,410)

Cash flows from financing activities:
Proceeds from issuance of bank loans, net of issuance costs	—	300,000	214,655	489,221	214,655
Proceeds from issuance of project loans, net of issuance costs	—	—	262,315	—	318,638
Proceeds from issuance of convertible debt, net of issuance costs	—	—	—	—	244,241
Assumption of project loans by customers	—	—	(275,735)	—	(333,467)
Proceeds from sale of claim in connection with share lending arrangement	—	—	24,000	—	24,000
Repayment of bank loans	—	(150,988)	—	(377,124)	(63,646)
Cash paid for repurchased convertible debt	—	—	—	—	(143,804)
Cash paid for bond hedge	—	—	—	—	(75,200)
Proceeds from warrant transactions	—	2,261	—	2,261	61,450
Proceeds from exercise of stock options	38	87	197	4,051	867
Purchases of stock for tax withholding obligations on vested restricted stock	(1,194)	(1,154)	(1,150)	(11,744)	(3,689)

Net cash provided by (used in) financing activities of continuing operations	(1,156)	150,206	224,282	106,665	244,045
Net cash provided by financing activities of discontinued operations	—	—	—	—	17,059

Net cash provided by (used in) financing activities	(1,156)	150,206	224,282	106,665	261,104

Effect of exchange rate changes on cash and cash equivalents	(1,491)	(9,801)	(3,681)	(4,792)	(10,962)

Net increase (decrease) in cash and cash equivalents	283,372	128,772	324,208	52,514	(10,459)
Cash and cash equivalents at beginning of period	374,562	245,790	281,212	605,420	615,879

Cash and cash equivalents of continuing operations, end of period	$657,934	$374,562	$605,420	$657,934	$605,420

Non-cash transactions:
Property, plant and equipment acquisitions funded by liabilities	$10,888	$11,781	$5,937	$10,888	$5,937
Non-cash interest expense capitalized and added to the cost of qualified assets	$326	$802	$3,006	$2,423	$5,957

(In thousands, except per share data)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED		THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,
	2012	2011	2011	2012	2011	2012	2011	2011	2012	2011
			(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$44,264	$76,124	$237,714	$228,204	$509,893	$92,957	$80,292	$249,195	$338,874	$554,016
Operating income (loss)	$(55,759)	$(363,264)	$135,354	$(520,451)	$138,867	$6,817	$6,642	$168,986	$30,617	$260,736
Net income (loss) per share of common stock:
- Basic	$(0.84)	$(3.77)	$1.58	$(6.18)	$1.87	$0.16	$0.16	$1.49	$0.28	$1.97
- Diluted	$(0.84)	$(3.77)	$1.44	$(6.18)	$1.75	$0.16	$0.16	$1.36	$0.27	$1.85

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results for certain items, as described below. In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss) and net income (loss) per share. Management believes that each of these non-GAAP measures (gross margin, operating income (loss) and net income (loss) per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower’s results of operations across different reporting periods on a consistent basis, independent of these items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower’s operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company’s current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

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Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower’s core businesses and trends across different reporting periods on a consistent basis, independent of charges including amortization of intangible assets, stock-based compensation, certain losses due to change in European government incentives, and interest expense. In addition, the presentation of non-GAAP gross margin includes the revenue recognition of a utility and power plant project on a non-GAAP basis and the results of discontinued operations. This non-GAAP financial measure is an important component of management’s internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

•

Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower’s core businesses and trends across different reporting periods on a consistent basis, independent of charges including goodwill and other intangible asset impairment, amortization of intangible assets and promissory notes, stock-based compensation, restructuring charges, Total investment related costs, certain losses due to change in European government incentives, and interest expense. In addition, the presentation of non-GAAP operating income (loss) includes the revenue recognition of a utility and power plant project on a non-GAAP basis and the results of discontinued operations. Non-GAAP operating income (loss) is an important component of management’s internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

•

Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower’s operating results and trends across different reporting periods on a consistent basis, independent of items including goodwill and other intangible asset impairment, amortization of intangible assets and promissory notes, stock-based compensation, restructuring charges, Total investment related costs, certain losses due to change in European government incentives, interest expense, net gains (losses) on mark-to-market derivative instruments, changes in our equity investment in joint ventures, and the tax effects of these non-GAAP adjustments. In addition, the presentation of non-GAAP net income (loss) includes the revenue recognition of a utility and power plant project on a non-GAAP basis and the results of discontinued operations. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower’s operating results on a more consistent basis against that of other companies in the industry.

Included items

•

Revenue and cost of revenue. In the fourth quarter of fiscal 2011, the Company executed a sale contract of a utility and power plant project and began construction of the plant. During the three and twelve months ended January 1, 2012, the Company recorded Non-GAAP revenue of $186.4 million and Non-GAAP cost of revenue of $147.0 million related to this utility and power plant project based on the separately identifiable components of this transaction in order to reflect the substance of the transaction. On a GAAP basis, such revenue and cost of revenue would be deferred under U.S GAAP real estate accounting guidance until cash in excess of certain letters of credit is received from the customer. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

Excluded Items

•

Goodwill and other intangible asset impairment. During the twelve months ended January 1, 2012, the Company recorded a goodwill impairment of $309.5 million and an intangible asset impairment of $40.3 million attributable to the change in public market valuation of the solar sector. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

•

Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

•

Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

•

Restructuring charges. In the fourth quarter of fiscal 2011, the Company approved a company-wide restructuring program in order to accelerate operating cost reduction and improve overall operating efficiency. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower’s non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company’s past operating performance.

•

Total investment related costs. SunPower excludes expenses such as legal, banking and other professional services incurred in connection with Total Gas & Power USA, SAS’s investment in SunPower. SunPower excludes such charges because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the investment made by Total and have no direct correlation to the operation of SunPower’s core businesses.

•

Amortization of promissory notes. Included in the total consideration for a prior acquisition completed on March 26, 2010 is $14 million in promissory notes to the acquiree’s management shareholders issued by SunPower. Since the vesting and payment of the promissory notes are contingent on future employment, the promissory notes are considered deferred compensation and therefore are not included in the purchase price allocated to the net assets acquired. SunPower excludes this non-cash charge over the service period required under the terms of the promissory notes because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

•

Loss on change in European government incentives. On May 5, 2011, the Italian government announced a legislative decree which defined the revised feed-in-tariff (“FIT”) and the transition process effective June 1, 2011. The decree announced a decline in FIT and also set forth a limit on the construction of solar plants on agricultural land. Similarly, other European countries reduced government incentives for the solar market. Such changes had a materially negative effect on the market for solar systems in Europe and affected SunPower’s financial results as follows:

¡

Restructuring. In response to reductions in European government incentives, which have had a significant impact on the global solar market, on June 13, 2011, SunPower’s Board of Directors approved a restructuring plan to realign its resources. As a result, SunPower recorded restructuring charges during fiscal 2011. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower’s non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company’s past operating performance.

¡

Write-down of project assets. Project assets consist primarily of capitalized costs relating to solar power system projects in various stages of development that we incur prior to the sale of the solar power system to a third party. These costs include costs for land and costs for developing and constructing a solar power system. The fair market value of these project assets declined due to SunPower’s inability to develop, commercialize and sell active projects within Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

¡

Third-party inventory charges. Charges relate to the write-down of third-party inventory and costs associated with the termination of above-market third-party solar cell supply contracts as the decline in European government incentives, primarily in Italy, has driven down demand and average selling price in certain areas of Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

¡

Loss on foreign currency derivatives. SunPower has an active hedging program designed to reduce its exposure to movements in foreign currency exchange rates. As a part of this program, SunPower designates certain derivative transactions as effective cash flow hedges of anticipated foreign currency revenues and records the effective portion of changes in the fair value of such transactions in accumulated other comprehensive income (loss) until the anticipated revenues have occurred, at which point the associated income or loss would be recognized in revenue. In the first quarter of fiscal 2011, in connection with the decline in forecasted revenue surrounding the change in the Italian FIT, SunPower reclassified an amount held in accumulated other comprehensive income (loss) to other income (expense), net for certain previously anticipated transactions which did not occur or were now probable not to occur. SunPower excludes this item as it is not reflective of ongoing operating results and excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without such transactions.

•

Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. In addition, SunPower measured the two share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

•

Gain (loss) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures. The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives until such transactions settle or expire. As of December 23, 2010, the warrant transactions were amended to be share-settled rather than cash-settled, therefore, the warrant transactions are not subject to mark-to-market accounting treatment subsequent to December 23, 2010. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remained unexercised, or from April 1, 2010 through April 5, 2010. SunPower excluded the net gain (loss) relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without a net non-cash gain (loss) on mark-to-market derivative instruments.

•

Gain on change in equity interest in unconsolidated investee. On June 30, 2010, Woongjin Energy Co., Ltd (“Woongjin Energy”) completed its initial public offering and the sale of 15.9 million new shares of common stock. In the second quarter of 2011, Woongjin Energy issued additional equity to other investors. SunPower did not participate in these common stock issuances by Woongjin Energy. As a result of the new common stock issuances by Woongjin Energy, SunPower’s percentage equity interest in Woongjin Energy decreased and SunPower recognized a non-cash gain in both the second quarter of 2011 and 2010, representing the excess of the price over SunPower’s per share carrying value of its shares. SunPower excluded the non-cash gain from its non-GAAP results because it was not realized in cash and it is not reflective of its ongoing financial results. Excluding this data provides investors with a basis to compare SunPower’s performance against the performance of other companies without non-cash income from a gain on change in its equity interest in unconsolidated investees.

•

Gain on sale of equity interest in unconsolidated investee. As noted in the “Gain on change in equity interest in unconsolidated investee” section above, SunPower previously excluded certain non-cash gains from its non-GAAP results. During the third and fourth quarters of 2011, SunPower sold a portion of its equity interests in Woongjin Energy. As the gain on sale was now realized in cash, SunPower recognized an incremental gain on sale in its non-GAAP results based on the cumulative amount of gains previously excluded from non-GAAP results and the proportional amount of equity interests sold.

•	Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share.

•

Income from discontinued operations, net of taxes. In connection with a prior acquisition completed on March 26, 2010, it acquired an already completed and operating solar power plant. In the period in which an asset of SunPower is classified as held-for-sale, it is required to present the related assets, liabilities and results of operations associated with that asset as discontinued operations in its financial statements in accordance with GAAP. During the second quarter of 2010, SunPower generated electricity revenue and incurred costs and expenses associated with this owned asset. The presentation of SunPower’s Consolidated Statements of Operations discloses the results of operations of the solar power plant as a one line item classification as discontinued operations in accordance with GAAP. As such, the presentation of GAAP gross margin and GAAP operating income in the second quarter of 2010 excludes the results of these discontinued operations. SunPower reclassified the results of the solar power plant operations from the one line discontinued operations classification for GAAP purposes to the natural account classifications (revenue, etc.) within non-GAAP gross margin and non-GAAP operating income. SunPower believes this reclassification of the solar power plant’s results of operations provides an appropriate representation of the results of SunPower’s operations during the quarter in operating a solar power plant.

For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of GAAP Measures to Non-GAAP Measures” set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED						TWELVE MONTHS ENDED
	Jan. 1, 2012		Oct. 2, 2011		Jan. 2, 2011		Jan. 1, 2012		Jan. 2, 2011

GAAP utility and power plants revenue	$191,254		$324,542		$664,158		$1,064,144		$1,186,054
Utility and power plant project	186,423		—		—		186,423		—
Change in European government incentives	(649)		—		—		(649)		—
Discontinued operations	—		—		—		—		11,081

Non-GAAP utility and power plants revenue	$377,028		$324,542		$664,158		$1,249,918		$1,197,135

GAAP total revenue	$563,394		$705,427		$937,073		$2,312,494		$2,219,230
Utility and power plant project	186,423		—		—		186,423		—
Change in European government incentives	(649)		—		—		(649)		—
Discontinued operations	—		—		—		—		11,081

Non-GAAP total revenue	$749,168		$705,427		$937,073		$2,498,268		$2,230,311

GAAP utility and power plants gross margin	$21,758	11%	$39,005	12%	$177,010	27%	$97,068	9%	$277,728	23%
Utility and power plant project	39,386		—		—		39,386		—
Amortization of intangible assets	42		63		353		272		2,762
Stock-based compensation expense	645		1,762		2,343		5,706		7,608
Loss on change in European government incentives	2,977		—		—		32,059		—
Non-cash interest expense	144		193		4,443		1,323		5,412
Discontinued operations	—		—		—		—		11,081

Non-GAAP utility and power plants gross margin	$64,952	17%	$41,023	13%	$184,149	28%	$175,814	14%	$304,591	25%

GAAP residential and commercial gross margin	$22,506	6%	$37,119	10%	$60,704	22%	$131,136	11%	$232,165	22%
Amortization of intangible assets	—		—		1,650		195		7,644
Stock-based compensation expense	1,638		1,948		2,362		7,481		8,121
Loss on change in European government incentives	3,626		—		—		23,007		—
Non-cash interest expense	235		202		330		1,241		1,495

Non-GAAP residential and commercial gross margin	$28,005	7%	$39,269	10%	$65,046	24%	$163,060	13%	$249,425	24%

GAAP total gross margin	$44,264	8%	$76,124	11%	$237,714	25%	$228,204	10%	$509,893	23%
Utility and power plant project	39,386		—		—		39,386		—
Amortization of intangible assets	42		63		2,003		467		10,406
Stock-based compensation expense	2,283		3,710		4,705		13,187		15,729
Loss on change in European government incentives	6,603		—		—		55,066		—
Non-cash interest expense	379		395		4,773		2,564		6,907
Discontinued operations	—		—		—		—		11,081

Non-GAAP total gross margin	$92,957	12%	$80,292	11%	$249,195	27%	$338,874	14%	$554,016	25%

GAAP operating income (loss)	$(55,759)		$(363,264)		$135,354		$(520,451)		$138,867
Utility and power plant project	39,386		—		—		39,386		—
Goodwill and other intangible asset impairment	—		349,758		—		349,758		—
December 2011 Restructuring Plan	7,477		—		—		7,477		—
Amortization of intangible assets	1,055		6,682		10,438		21,669		38,477
Stock-based compensation expense	7,296		11,849		16,308		45,125		54,372
Total investment related costs	372		429		—		13,924		—
Amortization of promissory notes	—		134		2,113		3,486		11,054
Loss on change in European government incentives	6,584		637		—		67,628		—
Non-cash interest expense	406		417		4,773		2,615		6,907
Discontinued operations	—		—		—		—		11,059

Non-GAAP operating income	$6,817		$6,642		$168,986		$30,617		$260,736

NET INCOME (LOSS) PER SHARE:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Jan. 1, 2012	Oct. 2, 2011	Jan. 2, 2011	Jan. 1, 2012	Jan. 2, 2011
Basic:
GAAP net income (loss) per share	$(0.84)	$(3.77)	$1.58	$(6.18)	$1.87
Reconciling items:
Utility and power plant project	0.40	—	—	0.40	—
Goodwill and other intangible asset impairment	—	3.56	—	3.58	—
December 2011 Restructuring Plan	0.08	—	—	0.08	—
Amortization of intangible assets	0.01	0.07	0.10	0.22	0.40
Stock-based compensation expense	0.07	0.12	0.16	0.46	0.57
Total investment related costs	0.00	0.00	—	0.14	—
Amortization of promissory notes	—	0.00	0.02	0.04	0.12
Loss on change in European government incentives	0.07	0.01	—	0.74	—
Non-cash interest expense	0.08	0.07	0.09	0.29	0.32
Mark-to-market derivatives	(0.00)	(0.00)	(0.07)	(0.00)	(0.37)
Gain on sale of equity interest in unconsolidated investee	0.22	0.04	—	0.27	—
Gain on change in equity interest in unconsolidated investee	—	—	—	(0.00)	(0.29)
Gain on deconsolidation of consolidated subsidiary	—	—	—	—	(0.39)
Gain on share lending arrangement	—	—	(0.23)	—	(0.25)
Tax effect	0.08	0.06	(0.16)	0.25	0.01

Non-GAAP net income per share	$0.16	$0.16	$1.49	$0.28	$1.97

Diluted:
GAAP net income (loss) per share	$(0.84)	$(3.77)	$1.44	$(6.18)	$1.75
Reconciling items:
Utility and power plant project	0.40	—	—	0.40	—
Goodwill and other intangible asset impairment	—	3.56	—	3.58	—
December 2011 Restructuring Plan	0.08	—	—	0.08	—
Amortization of intangible assets	0.01	0.07	0.10	0.22	0.36
Stock-based compensation expense	0.07	0.12	0.16	0.46	0.51
Total investment related costs	0.00	0.00	—	0.14	—
Amortization of promissory notes	—	0.00	0.02	0.04	0.10
Loss on change in European government incentives	0.07	0.01	—	0.74	—
Non-cash interest expense	0.08	0.07	0.08	0.29	0.29
Mark-to-market derivatives	(0.00)	(0.00)	(0.06)	(0.00)	(0.34)
Gain on sale of equity interest in unconsolidated investee	0.22	0.04	—	0.27	—
Gain on change in equity interest in unconsolidated investee	—	—	—	(0.00)	(0.27)
Gain on deconsolidation of consolidated subsidiary	—	—	—	—	(0.35)
Gain on share lending arrangement	—	—	(0.23)	—	(0.23)
Tax effect	0.08	0.06	(0.15)	0.25	0.01

Non-GAAP net income per share	$0.16	$0.16	$1.36	$0.27	$1.85

Weighted-average shares:

GAAP net income (loss) per share:
- Basic	98,527	98,259	96,081	97,724	95,660
- Diluted	98,527	98,259	106,431	97,724	105,698

Non-GAAP net income (loss) per share:
- Basic	98,527	98,261	96,081	97,724	95,660
- Diluted	98,926	99,615	106,431	99,221	105,698

Q1 2012 GUIDANCE (in thousands except per share data)	Q1 2012	Fiscal 2012
Revenue (GAAP)	$420,000-$495,000	$2,600,000-$3,000,000
Revenue (non-GAAP)	$500,000-$575,000 (a)	$2,600,000-$3,000,000
Gross margin (GAAP)	7%-10%	N/A
Gross margin (non-GAAP)	9%-11% (b)	N/A
Net loss per diluted share (GAAP)	($0.60)-($0.45)	N/A
Net loss per diluted share (non-GAAP)	($0.20)-($0.05) (c)	N/A

(a)	Estimated non-GAAP amounts above for Q1 2012 include an adjustment of approximately $80.0 million of the estimated revenue for a utility and power plant project.
(b)	Estimated non-GAAP amounts above for Q1 2012 reflect adjustments that include the gross margin of approximately $18.0 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $3.5 million and estimated non-cash interest expense of approximately $0.4 million.
(c)	Estimated non-GAAP amounts above for Q1 2012 reflect adjustments that include the gross margin of approximately $18.0 million related to the non-GAAP revenue adjustments that are discussed above and a net gain of approximately $2.7 million related to the sale of equity interest in an unconsolidated investee. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $12.3 million, estimated non-cash interest expense of approximately $7.4 million, restructuring charges of approximately $2.0 million, estimated Total investment-related costs of approximately $0.5 million, amortization of intangible assets of approximately $1.0 million and the related tax effects of these non-GAAP adjustments.

The following supplemental data represents the adjustments, individual charges and credits that are included and/or excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA

(In thousands)

	THREE MONTHS ENDED
	January 1, 2012
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Utility and power plant project	$186,423	$—	$(147,037)	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	42	—	—	1,013	—	—	—	—
Stock-based compensation expense	—	—	645	1,638	1,054	3,959	—	—	—	—
Goodwill and other intangible asset impairment	—	—	—	—	—	—	—	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	7,477	—	—	—
Total investment related costs	—	—	—	—	—	372	—	—	—	—
Amortization of promissory notes	—	—	—	—	—	—	—	—	—	—
Loss on change in European government incentives	(649)	—	3,626	3,626	—	—	(19)	—	—	—
Non-cash interest expense	—	—	144	235	4	23	—	7,109	—	—
Mark-to-market derivatives	—	—	—	—	—	—	—	(12)	—	—
Loss on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	21,589	—	—
Gain on change in equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	—
Tax effect	—	—	—	—	—	—	—	—	7,596	—

	$185,774	$—	$(142,580)	$5,499	$1,058	$5,367	$7,458	$28,686	$7,596	$—

	October 2, 2011
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$—	$—	$63	$—	$—	$6,619	$—	$—	$—	$—
Stock-based compensation expense	—	—	1,762	1,948	1,608	6,531	—	—	—	—
Goodwill and other intangible asset impairment						349,758	—	—	—	—
Total investment related costs	—	—	—	—	—	429	—	—	—	—
Amortization of promissory notes	—	—	—	—	—	134	—	—	—	—
Loss on change in European government incentives	—	—	—	—	—	—	637	—	—	—
Non-cash interest expense	—	—	193	202	2	20	—	6,363	—	—
Mark-to-market derivatives	—	—	—	—	—	—	—	(472)	—	—
Gain on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	4,328	—	—
Gain on change in equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	—
Tax effect	—	—	—	—	—	—	—	—	6,101	—

	$—	$—	$2,018	$2,150	$1,610	$363,491	$637	$10,219	$6,101	$—

	January 2, 2011
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$—	$—	$353	$1,650	$—	$8,435	$—	$—	$—	$—
Stock-based compensation expense	—	—	2,343	2,362	1,733	9,870	—	—	—	—
Amortization of promissory notes	—	—	—	—	—	2,113	—	—	—	—
Non-cash interest expense	—	—	4,443	330	—	—	—	3,668	—	—
Mark-to-market derivatives	—	—	—	—	—	—	—	(6,879)	—	—
Loss on change in equity interest in unconsolidated investee	—	—	—	—	—	—	—	270	—	—
Gain on share lending arrangement	—	—	—	—	—	—	—	(24,000)	—	—
Tax effect	—	—	—	—	—	—	—	—	(15,583)	—
Discontinued operations	—	—	—	—	—	—	—	3,462	(1,087)	(2,375)

	$—	$—	$7,139	$4,342	$1,733	$20,418	$—	$(23,479)	$(16,670)	$(2,375)

	TWELVE MONTHS ENDED
	January 1, 2012
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Utility and power plant project	$186,423	$—	$(147,037)	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	272	195	—	21,202	—	—	—	—
Stock-based compensation expense	—	—	5,706	7,481	6,166	25,772	—	—	—	—
Goodwill and Intangible Impairment	—	—	—	—	—	349,758	—	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	7,477	—	—	—
Total investment related costs	—	—	—	—	—	13,924	—	—	—	—
Amortization of promissory notes	—	—	—	—	—	2,122	1,364	—	—	—
Loss on change in European government incentives	(649)	—	32,708	23,007	—	—	12,562	4,672	—	—
Non-cash interest expense	—	—	1,323	1,241	6	45	—	26,012	—	—
Mark-to-market derivatives	—	—	—	—	—	—	—	(343)	—	—
Gain on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	25,917	—	—
Gain on change in equity interest in unconsolidated investee	—	—	—	—	—	—	—	(322)	—	—
Tax effect	—	—	—	—	—	—	—	—	24,078	—

	$185,774	$—	$(107,028)	$31,924	$6,172	$412,823	$21,403	$55,936	$24,078	$—

	January 2, 2011
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$—	$—	$2,762	$7,644	$—	$28,071	$—	$—	$—	$—
Stock-based compensation expense	—	—	7,608	8,121	7,555	31,088	—	—	—	—
Amortization of promissory notes	—	—	—	—	—	11,054	—	—	—	—
Non-cash interest expense	—	—	5,412	1,495	—	—	—	23,709	—	—
Mark-to-market derivatives	—	—	—	—	—	—	—	(35,764)	—	—
Gain on change in equity interest in unconsolidated investee	—	—	—	—	—	—	—	(28,078)	—	—
Gain on deconsolidation of consolidated subsidiary	—	—	—	—	—	—	—	(36,849)	—	—
Gain on share lending arrangement	—	—	—	—	—	—	—	(24,000)	—	—
Tax effect	—	—	—	—	—	—	—	—	662	—
Discontinued operations	11,081	—	—	—	—	(22)	—	6,202	(5,420)	(11,841)

	$11,081	$—	$15,782	$17,260	$7,555	$70,191	$—	$(94,780)	$(4,758)	$(11,841)